UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

RT Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jixing Building, 151 Shengli Avenue North, Shijiazhuang, Hebei Province, P.R. China	050041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86- 0311-8696-4264

9160 South 300 West, Suite 101, Sandy, UT, 84070

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RT TECHNOLOGIES, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 4.01 Changes in Registrant’s Certifying Accountant
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Item 9.01 Financial Statements and Exhibits
Exhibit 16.1 Letter from Marcum Bernstein & Pinchuk LLP regarding this Current Report on Form 8-K.
Signatures

Item 4.01. Changes in Registrant’s Certifying Accountant

On September 13, 2012, the client auditor relationship between RT Technologies, Inc. (the "Company") and Marcum Bernstein & Pinchuk LLP (“MarcumBP”) was terminated when MarcumBP was dismissed as the Company’s independent registered accounting firm and replaced by Anderson Bradshaw PLLC. Effective September 13, 2012, the Company engaged Anderson Bradshaw PLLC as its principal independent public accountant. The decision to change accountants was recommended, approved and ratified by the Company's Board of Directors on September 13, 2012.

MarcumBP's  report on the consolidated balance sheets of China Agriculture Media Group Co., Limited (a development stage enterprise) and subsidiaries as of December 31, 2011, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the period from March 30, 2011 (inception) through December 31, 2011, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles other than the inclusion of an explanatory paragraph discussing the Company’s ability to continue as a going concern.

During the quarter ended June 30, 2012, there were no disagreements between MarcumBP and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MarcumBP would have caused MarcumBP to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

On August 20, 2012, the Company filed their Quarterly Report on Form 10-Q and accompanying financial statements and footnotes prior to MarcumBP completing the Company’s SAS 100 review. The filing of the 10-Q occurred as a result of a miscommunication between the Company and MarcumBP stemming from misinterpreted and poorly translated correspondence.

As a result of the delay in this review process, the Company has decided to terminate its relationship with MarcumBP and engaged Anderson Bradshaw PLLC. This decision was not made lightly, but the Company believes that meeting its financial disclosure reporting deadlines on time is crucial to its survival as a public company.

The Company has authorized MarcumBP to respond fully to any inquiries from any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that MarcumBP review the disclosure and MarcumBP has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

The Company has not previously consulted with Anderson Bradshaw PLLC regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2011, and any later interim period, including the interim period up to and including the date the relationship with MarcumBP ceased. Anderson Bradshaw PLLC has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). Anderson Bradshaw PLLC did not furnish a letter to the Commission.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company’s Current Report on Form 8-K filed on August 30, 2012 is hereby incorporated by reference.

The Company intends to file an amendment to the June 30, 2012 Form 10-Q to file unaudited interim financial statements for the quarterly period ended June 30, 2012 reviewed in accordance with SAS 100 as required by Rule 10-01(d) as promptly as practicable. Because the financial statements contained in the June 30, 2012 Form 10-Q do not meet the requirements of Rule 10-01 (d) of Regulation S-X, the Company may not be considered current in our filings under the Securities Exchange Act of 1934. Filing an amendment to the June 30, 2012 Form 10Q, when the independent registered public accountants’ review is complete, would eliminate certain consequences of a deficient filing, but the Company may become ineligible to use Form S-3 to register securities until all required reports under the Securities Exchange Act of 1934 have been timely filed for the 12 months prior to the filing of the registration statement for those securities. The Company is evaluating the impact of filing a deficient Form 10-Q due to lack of a review by its independent registered public accounting firm on any of its contractual commitments, and any potential listing standards, and the Securities Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

Exhibit 16.1 Letter from Marcum Bernstein & Pinchuk LLP regarding this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2012                       RT Technologies, Inc.

By: /s/ Weiheng Cai

                                                                  Weiheng Cai

                                                                  President

Exhibit Index

Exhibit 16.1 Letter from Marcum Bernstein & Pinchuk LLP regarding this Current Report on Form 8-K.